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                                                                    EXHIBIT 99.2

REVOCABLE PROXY

                            ORANGE NATIONAL BANCORP

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 25, 1999

    I/we hereby nominate, constitute and appoint Gerald R. Holte and Wayne F. Miller and each of them, their attorneys, agents and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the 1999 Special Meeting of Shareholders of ORANGE NATIONAL BANCORP which will be held at Orange National Bancorp Headquarters, 1201 East Katella Avenue, Orange, California 92867, on August 25, 1999 at 8:00 a.m., and at any and all adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

                      PLEASE SIGN AND DATE ON REVERSE SIDE
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PURPOSES:

1. MERGER WITH CVB FINANCIAL CORP.          FOR  AGAINST  ABSTAIN    2. OTHER BUSINESS. In their discretion, the Proxies are
   To approve the Agreement and Plan of     [ ]    [ ]      [ ]         authorized to vote upon such other business as may properly
   Reorganization between Orange National                               come before the Special Meeting and at any and all
   Bancorp and CVB Financial Corp. Under                                adjournments thereof. IF ANY OTHER MATTER IS PRESENTED,
   this merger agreement, Orange National                               YOUR PROXY WILL VOTE IN ACCORDANCE WITH THE
   Bancorp will merge into CVB Financial                                RECOMMENDATION OF THE BOARD OF DIRECTORS, OR, IF THE
   Corp. and Orange National Bank                                       BOARD OF DIRECTORS GIVES NO RECOMMENDATION, IN THEIR OWN
   will merge into Citizens Business Bank.                              DISCRETION. The Board or Directors at present knows of no
                                                                        other business to be presented at the Special Meeting.

                                                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
                                                                     OF THE MERGER AGREEMENT WITH CVB FINANCIAL CORP. THE PROXY,
                                                                     WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO
                                                                     DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE APPROVAL OF
                                                                     THE MERGER AGREEMENT WITH CVB FINANCIAL CORP.

                                                     Dated , 1999

                                                     ---------------------------
                                                      Signature of shareholder

                                                     ---------------------------
                                                      Signature of shareholder

                                                     Please date this Proxy and
                                                     sign your name as it
                                                     appears hereon. Executors,
                                                     administrators, trustees,
                                                     etc., should give their
                                                     full titles. All joint
                                                     owners should sign.